NON-COMPETITION AGREEMENT

         THIS AGREEMENT, ("Agreement"), is made by and between Biomune Systems, Inc., a _______ corporation, Optim Nutrition, Inc., a Utah corporation, and ICN Pharmaceuticals, Inc., ("ICN") a Delaware corporation, on this ____ day of _________, 2000.


                                   WITNESSETH:


         WHEREAS, Optim Nutrition, Inc. ("OPTIM") is a wholly owned subsidiary of Biomune Systems, Inc. ("BIOMUNE") (collectively the "Promisors") and is engaged in the development, marketing, sales and distribution of timed release glucose products for people with hypoglycemia or diabetes, including the product sold under OPTIM's trademark "NiteBite" (the "Product").

         WHEREAS, concurrently herewith, OPTIM and ICN are entering into an Asset Purchase Agreement transferring certain of OPTIM's assets, properties, and rights relating to the Product, and ICN desires to ensure that during the course of this Agreement neither of the Promisors will utilize their special skills, knowledge, expertise and goodwill to develop, market, sell or distribute the Product, or any other timed release glucose product for people with hypoglycemia or diabetes.

         NOW THEREFORE, for and in consideration of the Asset Purchase Agreement, the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I
                                 Confidentiality

         1.01 Confidential Information. The Promisors acknowledge that they are acquainted with data, information, know-how, process parameters, fabrication and manufacture techniques, technical plans, documentation, customer lists, price lists, business plans, marketing plans, financial information, and the like, in whatever form or medium (collectively "Confidential Information"), which:

         (a) relate to the Product or other products in the same category of Products and which (1) have not been disclosed to the general public or to the trade or industry, and (2) are not generally known in the public or in the trade or industry; or

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         (b)      were received by the Promisors from a third party under an ongoing obligation of confidentiality to the third party.

         1.02 Disclosure. Promisors shall not use or disclose (directly or indirectly) any Confidential Information at any time or in any manner, except
(i) as expressly consented to in writing by ICN, (ii) as directed by a court of competent jurisdiction after notice to ICN, (iii) in order to comply with a governmental order or other legal obligation to disclose (in which event ICN will be first notified and given sufficient opportunity to seek and obtain a protective order), (iv) with respect to information that is or becomes generally available to the public in any manner or form through no fault of the Promisors or their employees, officers or agents, and (v) with respect to information that is rightfully received from another source who is not under an obligation of confidentiality or non-use, on a non-confidential basis.


                                   ARTICLE II
                     Non-Competition and Unfair Competition

         In consideration of the transactions contemplated in the Asset Purchase Agreement, and the mutual covenants contained herein and therein, the Promisors each agree and acknowledge that a breach of any of the following would constitute an act of unfair competition against ICN:

         2.01 Prohibited Business Activities. For a period of five (5) years (hereinafter the "Covenant Period"), Promisors shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or professional nature to any other person or entity, whether for compensation or otherwise, engaged in any business competing with the Product (i.e., any timed-release glucose bar or other product for the nutritional management of diabetes or hypoglycemia), in the United States, or any other country in the world (hereinafter the "Covenant Area") or participate in or encourage or assist any other person or entity in the development, marketing, sale or distribution of the Product or any other product for the nutritional management of diabetes or hypoglycemia (including but not limited to timed-release glucose bars) in the Covenant Area, whether as a director, officer, employee, consultant, adviser, independent contractor or otherwise.

         2.02 Prohibited Ownership Interests. During the Covenant Period, Promisors shall not hold a legal or beneficial interest in any person or entity which is engaged in any business competing with the Product, in the Covenant
Area, whether such interest is as an owner, investor, partner, creditor (other than as a trade creditor in the ordinary course of business), joint venturer or otherwise; provided however, that nothing in the foregoing shall prevent Promisors from owning capital stock or other equity interests up to a maximum of five percent (5%) in any entity with shares or other equity interests registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

         2.03 Prohibited Solicitation. During the Covenant Period, Promisors shall not solicit, divert or attempt to divert from ICN any customer of the Product. The foregoing shall not be deemed to apply to any solicitation of


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customers by Promisors  relating to products or services  other than  products for the nutritional management of diabetes or hypoglycemia (including timed-release glucose bars).

                                   ARTICLE III
                               General Provisions

         3.01 Reasonableness of Terms. The Promisors agree and acknowledge that the scope of their sales are worldwide and thus, the Covenant Area is a reasonable protected territory considering the transactions contemplated in the Asset Purchase Agreement, and furthermore, that a period of five (5) years is a reasonable Covenant Period given the purchase price and the type of business to which this Agreement relates.

         3.02 Breach by Promisors. The Promisors acknowledge that their obligations hereunder are necessary and reasonable to protect the Product, and expressly agree that monetary damages would be inadequate to compensate ICN for any breach of any provision set forth herein. Accordingly, the Promisors agree and acknowledge that any such violation will cause irreparable injury to ICN, and that in addition to any other remedies that may be available, in law, in equity, or otherwise, that ICN shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages.

         3.03 Waiver. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing. This Agreement may not be superseded, amended or modified except by written agreement signed by the party against whom it is to be enforced.

         3.04 Notice. All notices and other communications required or permitted under this Agreement shall be in writing and mailed by certified mail, faxed with a copy by certified mail or delivered by courier with signature required for delivery:

         (a)      If to Promisors, to:       Optim Nutrition
                                             2401 South Foothill Drive
                                             Salt Lake City, Utah 84109
                                             Fax No. (801) 466-3741

                                             Attn: Randy Olshen

         (b)      If to ICN, to              ICN Pharmaceuticals, Inc.
                                             3300 Hyland Avenue
                                             Costa Mesa, California 92626
                                             Fax No. (714) 641-7274
                                             Attn:    General Counsel


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All notices that are addressed as provided in this Section 3.04 (1) if delivered personally against proper receipt or by fax with copy by certified mail shall be effective upon delivery and (2) if delivered by certified or registered mail with postage prepaid or by Federal Express or similar Courier service with courier fees paid by the sender shall be effective upon receipt.

         3.05 Assignment. This Agreement and its rights and obligations may be assigned by ICN to a successor to its rights in the Product, or to its Affiliates without the prior written consent the Promisors. Otherwise, neither this Agreement nor any of the rights and obligations of a party hereunder shall be assigned, delegated, sold, transferred, licensed or otherwise disposed of, by operation of law or otherwise, to any third party, without the prior written consent of the other party, and any attempt to do so shall be a material breach of this Agreement by the attempting party, and shall be void ab initio.

         3.06 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and in the case of ICN, its Affiliates. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto (and in the case of ICN, its Affiliates), or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         3.07 Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to any particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances. Finally, in the event a court finds any term to be unreasonable and therefore unenforceable, the parties agree that the court should replace the unreasonable term with a term that it deems to be reasonable under the circumstances.

         3.08 Headings. The section headings contained in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

         3.09 Entire Agreement. This Agreement together with the Asset Purchase Agreement and all attachments thereto contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matter.

         3.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall deemed to be one and the same agreement.

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


         IN WITNESS WHEREOF, the Promisors and ICN have signed this Agreement on the day and year first above written.

OPTIM NUTRITION, INC.                        ICN PHARMACUETICALS, INC.



By:     /s/                                  By:    /s/
   -----------------------------------          ------------------------------
Name:   Randy Olshen                         Name:   Bill A. McDonald
     ---------------------------------            ----------------------------
Title:   President                           Title:  EVP Strategic Planning
      --------------------------------             ---------------------------


BIOMUNE SYSTEMS, INC.


By:   /s/
   -----------------------------------
Name:  Michael G. Acton
     ---------------------------------
Title:   President & CEO
      --------------------------------



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